UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2010

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2010, Allied Capital Corporation (the "Company") completed its merger (the "Merger") with ARCC Odyssey Corp. ("Merger Sub"), a wholly owned subsidiary of Ares Capital Corporation ("Ares Capital"), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the Merger, and immediately thereafter, the Company merged with and into Ares Capital, with Ares Capital as the surviving entity in such merger. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of October 26, 2009, as amended (the "Merger Agreement"), by and among the Company, Ares Capital and Merger Sub. As a result of the Merger, the Company has ceased to exist as a separate corporation.

The Board of Directors of the Company declared a special dividend of $0.20 per share payable to the Company's stockholders of record on March 26, 2010. The dividend was funded at the closing of the Merger and will be disbursed promptly afterwards.

Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger each outstanding share of the Company's common stock, $0.0001 par value per share, (the "Common Stock") was converted into the right to receive 0.325 shares of Ares Capital common stock.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the "NYSE") on April 1, 2010 that each outstanding share of Common Stock was converted in the Merger into the right to receive 0.325 shares of Ares Capital common stock and requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that the shares of Common Stock are no longer listed on the NYSE.

Item 3.03 Material Modifications to Rights of Security Holders.

On April 1, 2010, the Merger was consummated in accordance with the Merger Agreement. The Merger Agreement was adopted by the Company’s stockholders at the annual meeting of the Company’s stockholders held on March 26, 2010. Under the terms of the Merger Agreement, each outstanding share of Common Stock was converted in the Merger into the right to receive 0.325 shares of Ares Capital common stock.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2010 and is incorporated herein by reference.

Upon the effective time of the Merger, holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration).

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Merger, all of the current directors of the Company ceased to be directors of the Company as of the effective time of the Merger.

Also upon consummation of the Merger, each named executive officer of the Company ceased to hold his or her respective position with the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No. Description
2.1 Agreement and Plan of Merger, dated as of October 26, 2010, by and among Ares Capital Corporation, ARCC Odyssey Corp. and Allied Capital Corporation (incorporated by reference to Exhibit 2.1 of Allied Capital’s Current Report on Form 8-K, filed on October 30, 2010).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

April 1, 2010	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer